CURRENT CAPITAL CORP.
                            Suite 200, 47 Avenue Rd.
                               Toronto, ON M5R 2G3
                  Tel. 416-860-0211 | Toll-Free: 1-877-859-5200
                   Fax: 416-361-6228 | www.currentcapital.com
                                                                October 18, 2004

Dermisonics,  Inc.,
Four  Tower  Bridge,
200  Bar-Harbor  Drive,
West  Conshohoken,  PA
19428-2977

Dear  Sirs:

                        RE:  INVESTOR RELATIONS CONTRACT

This letter confirms the terms of the agreement ("Agreement") between Dermisonics, Inc. (the "Corporation") and Current Capital Corp., ("CCC").

1. RECITALS. The Corporation has agreed to engage CCC as an independent contractor and consultant to provide investor relation services to the Corporation, and CCC has agreed to provide these services to the Corporation, subject to the terms and conditions described in this letter.

2. TERM. The initial term of the engagement is for a period of 12 months from the date of this letter. This agreement may be renewed at the end of the initial term for an additional 12 months, with the same terms and conditions subject to both parties' agreement. This agreement may be canceled on 30 days' written notice by the Corporation.

3.  SERVICES.  CCC  will  provide  to  the  Corporation  the following services:

RETAIL  COMMUNICATIONS
-    Corporate introduction to select Canadian and US investor networks
-    Investor presentations
-    Ongoing inbound/outbound correspondence and email communications

BROKER  COMMUNICATIONS
-    Corporate introduction to select Canadian and US broker networks
-    Ongoing inbound/outbound correspondence and email communications
-    Coordination of brokerage conferences and/or meetings


SHAREHOLDER  CONVERSION/IDENTIFICATION  PROGRAM
- Outbound correspondence and email communications for lead generation programs
- Introduction and ongoing communications support for existing shareholder base

INSTITUTIONAL  COMMUNICATIONS
-    Corporate introduction to Canadian and US institutions and fund managers
-    Inbound/outbound correspondence and email communications

ANALYST  COMMUNICATIONS
-    Corporate introduction to Canadian and US institutions and fund managers
-    Inbound/outbound correspondence and email communications


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-    Analyst field trips


In addition, CCC will provide the Corporation with a premium position on its homepage (standard sized "Client Information Board" banner on the corporate web site at http://www.currentcapital.com at no additional cost).

CCC will also distribute to the subscribers of the Current Capital News newsletter, all corporate announcements and earnings announcements of the Corporation, at no extra cost.

4. COSTS. The Corporation will be responsible for all printing and distribution, press release and/or advertising costs recommended by CCC and approved by the Corporation. The Corporation will also be responsible for all travel related costs incurred by CCC when providing its' services as determined by CCC when pre-approved and prepaid by the Corporation.

5.  Compensation  for  Services.

a) During the term of this agreement the Corporation will pay CCC USD1,250 per month, plus applicable taxes, payable in advance. Monthly payments hereunder will commence on November 15, 2004 and continue to be made on the 15th of each month thereafter during the term of this agreement.

b)  The  Corporation will grant to CCC options to purchase 200,000 common shares of the Corporation at a price of $2 per share, which options shall be deemed vested as of the date of this agreement. Such optioned shares shall enjoy "piggyback" registration rights and shall be registered in the first registration statement filed by the Corporation with the U.S. Securities and Exchange Commission. The options granted to CCC will enable CCC to purchase such shares at anytime commencing from the date of engagement for a period of 12 months at the above stated price. The Corporation will make all necessary registrations and/or compliances with the U.S. Securities and Exchange Commission ("SEC") in accordance with the options defined herein. This Option may be exercised in full or in part or not at all by CCC by payment to the Corporation at its principal office, accompanied by payment, in cash, or by certified or official bank cheque payable to the order of the company, in the amount obtained by multiplying (i) the number of shares of common stock designated by the holder by (ii) the Purchase Price.

6. CONFIDENTIALITY. CCC, and any of its employees, agents, consultants, representatives and advisors, will keep secret and confidential, all information disclosed to it by the Corporation or developed by CCC in the course of providing and performing services, except:

a)   Information which at the time of disclosure is in the public domain;

b) Information which, after disclosure, is published or otherwise becomes part of the public domain through no fault of CCC (but only after it is published or otherwise becomes part of the public domain);

c) Information which CCC can show was in its possession prior to disclosure hereunder;

d) Information which CCC can show was received by it, after the time of disclosure hereunder, from a third party who did not require to hold it in confidence and who did not, to their knowledge, acquire it, directly or indirectly, from CCC or a third party under an obligation of confidence; or

e) Information which CCC is legally compelled to disclose under a subpoena or order of a court, regulatory body or other authority of competent jurisdiction, or information which it is otherwise obliged to disclose by law.


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7.  ADDITIONAL  OBLIGATIONS  OF  CCC.  CCC  agrees  that, in connection with its investor relation services to the Corporation, it will abide by the following conditions:

a) CCC will not release any financial or other material information about the Corporation without prior written consent and approval of the Corporation.

b) CCC will not conduct any meetings with financial analysts without informing the Corporation in writing in advance of the proposed meeting.

c) After notice to CCC by the Corporation of a filing for a proposed public offering of securities, and during any period of restriction on publicity, CCC shall not engage in any public relations efforts not in the normal course of business without the prior written approval of legal counsel for the Corporation.

d) CCC will indemnify the Corporation from all claims, liability, costs or other expenses (including reasonable attorneys' fees) incurred by the Corporation as a result of any inaccurate information concerning the Corporation released by CCC, unless such information was provided to CCC by the Corporation, or as a result of any breach by CCC of any of the terms and conditions of this agreement.

e) CCC acknowledges and confirms that in providing the services to the Corporation hereunder, it will at all times act in accordance with all applicable laws.

8. ADDITIONAL OBLIGATIONS OF THE COMPANY. The Corporation agrees that, in connection with this agreement, it will indemnify CCC from all claims, liability, costs or other expenses incurred (including reasonable attorneys' fees) incurred by CCC as a result of any false or intentionally misleading information concerning the Corporation provided by the Corporation or any of its officers or directors to CCC, or as a result of any breach by the Corporation of any of the terms and conditions of this agreement. If, in the Corporation's judgment, any material non-public information concerning the Corporation cannot be revealed, it will advise CCC in writing that a quiet period is in effect.

9. INDEPENDENT CONTRACTOR. CCC is an independent contractor responsible for compensation of its agents, employees and representatives.

10. ASSIGNMENT. The rights and obligations of each party to this Agreement may not be assigned without the prior written consent of the other party, which shall not be unreasonably withheld.

11. ENTIRE AGREEMENT. This letter Agreement between the Corporation and CCC contains the entire agreement between them. This Agreement may not be modified or extended except in writing and signed by the Corporation and CCC.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada.

13. ARBITRATION. ANY DISPUTE BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT SHALL BE SUBJECT TO BINDING ARBITRATION TO BE HELD IN TORONTO, ONTARIO. THE ARBITRATOR'S AWARD SHALL BE FINAL AND BINDING, AND MAY BE ENTERED IN ANY COMPETENT COURT. AS A PRACTICAL MATTER, BY AGREEING TO ARBITRATE ALL PARTIES ARE WAIVING JURY TRIAL.


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14.  ATTORNEY'S  FEES.  The  prevailing  party  in any arbitration or litigation arising out of or relating to this letter agreement shall be entitled to recover all attorney's fees and all costs (whether or not such costs are recoverable pursuant to the laws governing the Province of Ontario as may be incurred in connection with either obtaining or collecting any judgment and/or arbitration award, in addition to any other relief to which that party may be entitled.

15. REGULATORY AUTHORITY. The Corporation's obligations under this Agreement are subject to the prior receipt of all necessary regulatory approvals.

Please sign this letter agreement in the space provided below to indicate your agreement with the terms stated in this letter.

Sincerely,

CURRENT CAPITAL CORP.

/s/ John Robinson
-----------------------------
John Robinson
Director

AGREED AND ACCEPTED

DERMISONICS, INC.

/s/ Bruce Haglund
-----------------------------
Bruce Haglund
PresidentChairman


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